Exhibit 99.1 U.S. Ba U. nS cor . B pancorp

The following information appears in accordance with the Private Securities Litigation Reform Act of 1995: This presentation contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, future economic conditions and the anticipated future revenue, expenses, financial condition, asset quality, capital and liquidity levels, plans, prospects and operations of U.S. Bancorp. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “projects,” “forecasts,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements, including the following risks and uncertainties: deterioration in general business and economic conditions or turbulence in domestic or global financial markets, which could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions, which could affect the ability of depository institutions, including U.S. Bank National Association, to attract and retain depositors, and could affect the ability of financial services providers, including U.S. Bancorp, to borrow or raise capital; increases in Federal Deposit Insurance Corporation (FDIC) assessments due to bank failures; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; uncertainty regarding the content, timing, and impact of changes to regulatory capital, liquidity and resolution-related requirements applicable to large banking organizations in response to adverse developments affecting the banking sector; changes to statutes, regulations, or regulatory policies or practices, including capital and liquidity requirements, and the enforcement and interpretation of such laws and regulations, and U.S. Bancorp’s ability to address or satisfy those requirements and other requirements or conditions imposed by regulatory entities; changes in interest rates; increases in unemployment rates; deterioration in the credit quality of U.S. Bancorp’s loan portfolios or in the value of the collateral securing those loans; changes in commercial real estate occupancy rates; risks related to originating and selling mortgages, including repurchase and indemnity demands, and related to U.S. Bancorp’s role as a loan servicer; impacts of current, pending or future litigation and governmental proceedings; increased competition from both banks and non-banks; effects of climate change and related physical and transition risks; changes in customer behavior and preferences and the ability to implement technological changes to respond to customer needs and meet competitive demands; breaches in data security; failures or disruptions in or breaches of U.S. Bancorp’s operational, technology or security systems or infrastructure, or those of third parties, including as a result of cybersecurity incidents; failures to safeguard personal information; impacts of pandemics, natural disasters, terrorist activities, civil unrest, international hostilities and geopolitical events; impacts of supply chain disruptions, rising inflation, slower growth or a recession; failure to execute on strategic or operational plans; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; effects of changes in or interpretations of tax laws and regulations; management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk; and the risks and uncertainties more fully discussed in the section entitled “Risk Factors” of U.S. Bancorp’s Form 10-K for the year ended December 31, 2023, and subsequent filings with the Securities and Exchange Commission. In addition, U.S. Bancorp’s acquisition of MUFG Union Bank, N.A. presents risks and uncertainties, including, among others, the risk that any revenue synergies and other anticipated benefits of the acquisition may not be realized or may take longer than anticipated to be realized. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events. This presentation includes non-GAAP financial measures to describe U.S. Bancorp’s performance. The calculations of these measures are provided in the Appendix. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. U.S. Bancorp

Branches and ATMs as of 3/31/24, market cap source: Bloomberg as of 4/26/24; Assets, Deposits and Loans are on an average basis for the three months ended 3/31/24 U.S. Bancorp

$2,375 $3,969 $556 3,247 1,908 298 1,917 1,342 210 654 503 563 420 62 389 531 51 221 176 25 213 168 18 186 143 16 151 127 14 Source: Peer company reports, based on U.S. Bancorp’s financial peer group described in its 2024 proxy statement, and Bloomberg. Assets and deposits are 1Q24 average balances; Market Cap as of 4/26/24 U.S. Bancorp

Data as of 12/31/23 and covers years 2014 through 2023 1 Reflects adjusted net income applicable to common shareholders excluding notable items and preferred dividends / other for benchmarking purposes 2 Includes intangibles amortization expense for benchmarking purposes 3 Non-GAAP metrics; see appendix for calculations and description of notable items 4 Source: Visible Alpha; Non-GAAP metrics reflect net income excluding income/gains and expenses/losses from non-operating activities such as disposal of assets, sale of investments, litigation settlement, U.S. Bancorp extinguishment of debt, merger and integration charges, etc. Peer include JPM, BAC, WFC, PNC, TFC, KEY, CFG, FITB and RF

+ = 1 High Net Worth Clients U.S. Bancorp

U.S. Bancorp

Business line revenue percentages of total net revenue for the three months ended 3/31/24, on a taxable-equivalent basis, exclude Treasury and Corporate Support; see appendix for reconciliation U.S. Bancorp

1 Business line revenue percentages of total net revenue for the three months ended 3/31/24, on a taxable-equivalent basis, exclude Treasury and Corporate Support; see appendix for reconciliation U.S. Bancorp

1 2 3 4 Assets Under Management (AUM) data as of 2/29/24 and Assets Under Custody and Administration (AUCA) data as of 1/31/24 Inside Mortgage Finance 4Q 2023 SBA Lender Report 2023 Thomson Reuters 5 6 LPC as of June 30, 2023; ranking based upon number of issues; Q3 2023 Refinitiv LPC iMoneyNet Money Fund Report as of 3/31/2023. Ranking based on AUM US & Europe market share data sourced from 7 U.S. Bancorp Greenstreet ABAlert for the ABS/MBS and CLO rankings and Refinitiv for the Corporate and Municipal rankings. Rankings based upon number of deals and volume in dollars. Data as of September 30, 2023 June 2023 per FDIC; Rankings exclude non-bank custodians, foreign banks, and non-FDIC banks

h h Data as of December 2023 1 Non-GAAP financial measure. FY 2020 revenue of $1.4B has been adjusted to add approximately $1.4B, for a total of $2.7B, to reflect the impact of 450 bps higher rate environment in 2023 to FY 2020 average U.S. Bancorp balances of $30B. This adjustment allows for the comparison of the two periods based on the impact of our payments ecosystem and strategy and excludes the impact of the interest rate environment. 2 Reflects growth in core business banking clients including the addition of Union Bank clients who are eligible for multi-product relationships

••• ••• •• ✓ ✓ ✓ U.S. Bancorp

▪ ▪ ▪ $ in millions, unless specified U.S. Bancorp 1 Non-GAAP; see appendix for calculations and description of notable items

4.0% 3.5% 3.0% 2.5% 2.0% 1.5% 1.0% 0.5% 0.0% 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Year Recession Indicator NCO Rate for Top 100 Banks NCO Rate for U.S. Bancorp • • • • • 1 U.S. Bancorp Source: FRB St Louis Fred database 2 Source: S&P Capital IQ NCO Rate

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1 U.S. Bancorp Rating for U.S. Bank National Association for the 1/1/2016 to 12/31/2020 examination period.

▪ ▪ ▪ ▪ ▪ 1 U.S. Bancorp Non-GAAP financial measure; see the appendix for calculations and description of notable items 2 Common equity tier 1 capital to risk-weighted assets, reflecting Basel III standardized with 5 year current expected credit losses (CECL) transition

• • • U.S. Bancorp $ in billions

• • • Data as of 3/31/24 except where indicated otherwise 2 U.S. Bancorp OO = Owner Occupied 3 SFR = Single Family Residential

• • 1 U.S. Bancorp Retail includes Consumer and Wealth average deposit balances 2 Insured deposits represent FDIC insurance coverage, excluding all intercompany and subsidiary deposits

▪ ▪ ▪ ▪ $ in Billions U.S. Bancorp As of March 31, 2024, MBS = Mortgage-backed securities, MTM = Market-to-Market, Burndown as of market implied 3/31/2024 Accumulated other comprehensive income (AOCI) position is net-of-tax

Guidance – 2Q and FY 2024 2Q 2024 Guidance 1 Net interest income Relatively stable vs. Q1 2024 of ~$4.0B FY 2024 Guidance 1 $16.1B to $16.4B Net interest income Total noninterest income, Mid-single digit growth 2 as adjusted vs FY 2023 of ~$10.8B Total noninterest expense, $16.8B or less 2 as adjusted 1 U.S. Bancorp U.S. Bancorp Taxable-equivalent basis 22 2 Non-GAAP; see appendix for calculations and descriptions of notable items

U.S. Bancorp

1 2 Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, U.S. Bancorp Federal Reserve Statistical Release of Insured U.S.-Chartered commercial banks that have 3 4 consolidated assets of $300 million or more, ranked by consolidated assets as of June 30, 2023 Thomson Reuters LPC as of June 30, 2023; ranking based upon number of issues; Q3 2023 Refinitiv LPC iMoneyNet 5 U.S. Bancorp Money Fund Report as of 3/31/2023; ranking based on AUM US & Europe market share data sourced from Greenstreet ABAlert for the ABS/MBS and CLO rankings and Refinitiv for the Corporate and Municipal rankings; 6 rankings based upon number of deals and volume in dollars; data as of September 30, 2023 June 2023 per FDIC; rankings exclude non-bank custodians, foreign banks, and non-FDIC banks

1 Year ended 12/31/23 net revenue taxable-equivalent basis; Excludes Treasury and Corporate Support; Non-GAAP, see appendix for calculations 2 Among peer banks within 26 state footprint based on FDIC data as of 6/30/23 3 Inside Mortgage Finance 4Q 2023 U.S. Bancorp 4 Statistical Surveys BDG Lender Report 5 SBA Lender Report 2023

Payment Services

Empowering real-time decision making, funding, and payments via three distinct business lines


Retail Payment Solutions
Merchant Acquiring (Elavon)
Corporate Payments

Our competitive advantage

- ✓ Complete payments ecosystem - full suite of payment and banking products and services
- ✓ Innovation and technology platforms
- ✓ Breadth and depth of capabilities and products
- ✓ Financial institution distribution
- ✓ Visibility into both issuing and acquiring trends, technology and opportunities for scale

Proven track record of success

Retail Payment Solutions	Merchant Acquiring	Corporate Payments
#3 U.S. commercial card issuer ranked by spend volume[1]	#6 U.S. merchant acquirer based on volume[3]	#1 Largest provider of commercial card payments to the Federal government[5]
#5 U.S. credit issuer based on volume[2]	#8 European merchant acquirer based on volume for countries in which we operate[4]	#1 Freight payment provider ranked by payment volume[6]

U.S. Bancorp

[1] Volume per Nilson Report (issue 1242), June 2023 [2] Rankings provided are based on FY22 and 1H23 per Nilson among V/MA issuer volume. Includes consumer, small business and commercial volume. Debit card rank is for FY22 and does not reflect benefit of Union Bank acquisition. [3] Based on Nilson Report (Issue 1238). U.S. rank consolidates Joint Ventures. Puerto Rico is included in U.S. rankings. [4] Based on Nilson Report (Issue 1242). European ranking excludes countries where we do not operate domestically and markets we have not chosen to pursue. [5] Publicly available data on GSA website (gsa.gov). [6] Based on full year 2022 results for key competitors and company reports.

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(1) – see last page in appendix for corresponding notes U.S. Bancorp

(1) – see last page in appendix for corresponding notes U.S. Bancorp

(1), (2) – see last page in appendix for corresponding notes U.S. Bancorp

(1) – see last page in appendix for corresponding notes U.S. Bancorp

U.S. Bancorp

U.S. Bancorp

U.S. Bancorp